Exhibit 99.1

Dragoneer Growth Opportunities Corp. III Announces Pricing of $400,000,000 Initial Public Offering

March 22, 2021

Dragoneer Growth Opportunities Corp. III (the “Company”) announced today the pricing of its initial public offering of 40,000,000 Class A ordinary shares at a price to the public of $10.00 per share. The shares are expected to begin trading on the Nasdaq Capital Market in the United States under the ticker symbol “DGNU”. The initial public offering is expected to close on March 25, 2021, subject to customary closing conditions.

The Company has also entered into a forward purchase agreement for the purchase of up to 5,000,000 forward purchase shares with funds affiliated with Dragoneer Growth Opportunities Holdings III. Any such purchase will take place in a private placement to close substantially concurrently with the closing of the Company’s initial business combination.

The Company is led by Marc Stad, Pat Robertson and Christian Jensen, and is a newly organized blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar transaction with one or more businesses or entities.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as book-running managers in the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 6,000,000 shares at the initial public offering price to cover over-allotments, if any.

The initial public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website http://www.sec.gov; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-800-831-9146; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, Telephone: (866) 471-2526; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 866-803-9204, Email: prospectuseq_fi@jpmchase.com.

A registration statement relating to the securities sold in the initial public offering has been declared effective by the U.S. Securities and Exchange Commission on March 22, 2021.

This press release shall not constitute an offer to sale or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About the Company

The Company is a newly organized blank check company formed by an affiliate of Dragoneer Investment Group, LLC (“Dragoneer”). Dragoneer is a San Francisco-based, growth-oriented investment firm with over $14 billion in long-duration capital from many of the world’s leading endowments, foundations, sovereign wealth funds, and family offices. The firm has a history of partnering with management teams growing exceptional companies characterized by sustainable differentiation and superior economic models. The firm’s track record includes public and private investments across industries and geographies, with a particular focus on technology-enabled businesses.

Media Contacts

Meghan Gavigan / Nate Johnson

Sard Verbinnen & Co

(415) 618-8750